Exhibit 99.1

    Secured Digital Announces Third Quarter 2007 Financial Results

       Net Income for Nine Month Period Ended 9/30/07 up by 108%

    NEW YORK--(BUSINESS WIRE)--Nov. 14, 2007--Secured Digital Applications, Inc. (OTCBB:SDGL), a global provider of business process outsourcing services and systems integrator for Radio Frequency Identification ("RFID") enabled tracking applications today released financial results for its third quarter and nine months ended September 30, 2007. For the quarter, revenues were $11.818 million compared to $9.638 million for the same period in 2006, an increase of approximately 23%.

    For the nine month period ended September 30, 2007, revenues were $33.199 million compared to $25.641 million for the corresponding period in 2006, up by approximately 29%. Net income for the nine month period ended September 30, 2007 was $1,058,763 compared to $508,968 for the same period in 2006, an increase of 108%. The increase in revenue and profitability resulted primarily from growth in the sales of our RFID enabled smarthome system and multimedia content production service.

    "We are very pleased with our third quarter results and recent developments. Our trailing twelve months revenue of $44.2 million is 44% above that of the preceding period," said Patrick Lim, Chairman and CEO of Secured Digital. "The Company has made good progress towards implementing our strategic initiative in establishing our presence in the United States. We feel confident that we are on the right path to put Secured Digital on target for sustained growth and profitability."

    Secured Digital's management reiterates that revenue for fiscal 2007 is expected to be between $44 - 48 million.

    About Secured Digital Applications, Inc.:

    Secured Digital Applications, Inc. ("SDGL" or the "Company") is a global provider of Business Process Outsourcing ("BPO") services and systems integrator for Radio Frequency Identification ("RFID") and Global Positioning System ("GPS") enabled tracking applications. The Company's BPO services include online financial accounting integrated with RFID enabled document, people, inventory and asset tracking applications; and multimedia content production. The Company's media production includes content for television, the Internet and multimedia presentations. The Company also develops and implements solutions for smarthome and biometric security. The Company's current target market for its products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

    Safe Harbor Statement:

    Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements except as required by law. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

    CONTACT: Newport Capital Consultants
             Stephen Jones, 972-712-1039
             esjones1@aol.com